Full-Year and Q4 2022 Results March 2, 2023 Exhibit 99.1

2 Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows; the reduced purchases, loss or bankruptcy of a major customer or supplier; the costs and timing of facility closures, business realignment or similar actions; a significant change in automotive, commercial, off-highway and agricultural vehicle production; competitive market conditions and resulting effects on sales and pricing; our ability to successfully launch/produce products for awarded business; adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or customers products; labor disruptions at Stoneridge’s facilities or at any of Stoneridge’s significant customers or suppliers; the ability of suppliers to supply Stoneridge with parts and components at competitive prices on a timely basis; the amount of Stoneridge’s indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its revolving credit facility; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the failure to achieve successful integration of any acquired company or business; the occurrence or non-occurrence of circumstances beyond Stoneridge’s control; and the items described in “Risk Factors” and other uncertainties or risks discussed in Stoneridge’s periodic and current reports filed with the Securities and Exchange Commission. Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward-looking statements include factors such as (1) the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output, (2) our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, (3) the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows, (4) continued economic instability or poor economic conditions in the United States and global markets, (5) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (6) changes in laws and regulations, (7) the state of the credit markets, (8) political stability, (9) international conflicts and (10) the occurrence of force majeure events. These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance; Stoneridge’s actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge’s results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the result of rounding due to the representation of values in millions rather than thousands in public filings.

3 Leadership Announcement Jim Zizelman appointed President and Chief Executive Officer ▸ Jim Zizelman was appointed President and Chief Executive Officer and member of the Stoneridge Board of Directors, effective January 30th ▸ Jim joined Stoneridge as President of the Control Devices division in April 2020 and has played an integral role in developing and executing the Company’s strategic priorities, product development and technical vision for both Control Devices and Stoneridge more broadly ▸ Prior to joining Stoneridge, Jim was the Vice President of Engineering and Program Management for Aptiv, where he had overarching responsibility for the engineering function and supported the company's transition from Delphi. He spent more than 20 years leading a variety of technical and business teams for the Powertrain and Electronics divisions driving innovation, development and execution of all active safety, automated driving, and infotainment programs.

4 Leadership Announcement Rajaey Kased appointed President of Control Devices ▸ Rajaey Kased was appointed as President of the Control Devices division effective January 30th ▸ Most recently, Rajaey was the Vice President of Sales and Product Line Management for the Control Devices division. During his three-year tenure with Stoneridge, he has helped establish and advance the division’s strategies and priorities. ▸ Rajaey was responsible for overseeing a number of divestures of non-core business while shaping the Control Devices portfolio to capitalize on electrification growth ▸ Rajaey brings 18 years of Tier 1 automotive business acumen and experience in engineering, strategy, and sales ▸ Rajaey is responsible for leading the Control Devices driving flawless execution, product development, and the innovation growth strategy for Control Devices

Overview of Achievements

Q4 2022 Key Accomplishments and 2023 Expectations

- ✓ Excluding non-operating, FX related prior quarter correction of $0.10 – Q4 adjusted EPS of $0.11 increased by $0.08 vs. Q3
- ✓ Midpoint 2023 revenue guidance of $975 million (15.9% growth vs. 2022) and EBITDA margin expansion of ~210 basis points
- ✓ MirrorEye OEM take rates continue to be strong (at ~40%), second OEM program launching in North America in early Q2
  - ✓ Increasing take rate assumptions for 2nd European OEM award to ~45% based on updated customer forecasts – launching in 2024
  - ✓ Announced partnership with KLLM Transport Services / Frozen Food Express with intent to equip MirrorEye on 1,000 vehicles
  - ✓ Announced partnership with Grote Industries to introduce industry's first wired, rear-view trailer camera expanding vision platform to trailer
- ✓ 5-Year awarded business backlog increased 6% from $3.4 billion to $3.6 billion in 2022
- ✓ Updated 5-year revenue target to $1.3 - $1.5 billion (~9.5% 5-year CAGR**) and targeted EBITDA margin of 11.5% - 13.5% by 2027

Q4 2022 Financial Performance

	Reported	Adjusted
Sales	$231.2 million	$225.2 million
Gross Profit Margin	$45.5 million 19.7%	$45.5 million 20.2%
Operating Income Margin	$6.0 million 2.6%	$6.0 million 2.7%
Tax Expense Rate	$0.5 million 67.2%	$0.5 million 67.2%
EPS	$0.01 ($0.11 excluding prior quarter correction*)	$0.01 ($0.11 excluding prior quarter correction*)
EBITDA Margin	$11.1 million 4.8%	$11.1 million 4.9%

2022 Financial Performance and 2023 Guidance

2022 Reported	2022 Adjusted	2023 Guidance
$899.9 million	$841.5 million	$960.0 million – $990.0 million (+$133.5m)
$174.9 million 19.4%	$174.9 million 20.8%	20.5% - 21.25%
$2.9 million 0.3%	$2.7 million 0.3%	1.5% - 2.25% (~+160 bps)
$3.4 million (31.4%)	$3.3 million (30.8%)	$4.5 million - $5.5 million
($0.52)	($0.52)	($0.10) – $0.10
$30.1 million 3.3%	$29.8 million 3.5%	$50.9 million - $58.4 million (~+$28.5m) 5.3% - 5.9% (~+210 bps)

*Excluding prior quarter correction related to non-operating gain for the net investment hedge of $3.7 million ($0.10)

**Based on midpoint of 2023 revenue guidance and five-year long-term revenue target

5

6 2022 Quarterly Comparison 2021* vs. 2022 vs. 2023 Guidance Adjusted Sales Adjusted Gross Profit Adjusted Operating Income Adjusted EBITDA** Expecting revenue growth to significantly outperform our underlying markets in 2023 Expecting EBITDA margin expansion of ~210 bps in 2023 $’s in USD Millions *Excluding divested soot sensor products lines for comparison purposes **Excluding non-operating net gain related to net investment hedge of $3.7 million that was originally recorded in Q2 and corrected in Q4 (net neutral full-year impact) Financial Summary $196.6 $205.7 $214.0 $225.2 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $4.3 $(1.4) $12.1 $14.8 2.2% -0.7% 5.6% 6.6% -3% 2% 7% 12% -5 5 15 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $740.2 $841.5 $975.00 FY 2021 FY 2022 2023 Guidance (Midpoint) $167.1 $174.9 $203.6 22.6% 20.8% 20.9% 19% 29% 100 150 200 250 FY 2021 FY 2022 2023 Guidance (Midpoint) $(14.3) $2.7 $18.3 -1.9% 0.3% 1.9% -3% -1% 1% 3% -20 0 20 FY 2021 FY 2022 2023 Guidance (Midpoint) $21.6 $29.8 $54.6 2.9% 3.5% 5.6% 1% 6% 0 20 40 60 FY 2021 FY 2022 2023 Guidance (Midpoint) $41.4 $38.6 $49.4 $45.5 21.1% 18.7% 23.1% 20.2% 13% 23% 33% 0 20 40 60 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $(3.0) $(6.5) $6.1 $6.0 -1.6% -3.2% 2.9% 2.7% -12% -2% 8% -10 -5 0 5 10 Q1 2022 Q2 2022 Q3 2022 Q4 2022

MirrorEye Update

Stoneridge

OEM Update

- First OEM program demand continues to be strong – current takes rates at ~40%
- First OEM program launching in North America in the second quarter of 2023
- Based on updated customer forecasts, next OEM program launch in Europe expecting ~45% take rate (previously 25%)
- Expecting ~$40 million in MirrorEye OEM program revenue in 2023 vs. ~$25 million in 2022

Retrofit Update

- Continued ramp-up of MirrorEye retrofit activity with North American fleets
  - Announced partnership with KLLM Transport Services / Frozen Food Express (~3,500 vehicles on the road) with intent to equip MirrorEye on 1,000 existing and new vehicles
- Expecting $20 million+ in MirrorEye retrofit and bus program revenue in 2023 vs. ~$9 million in 2022
- Announcing partnership with Grote Industries to introduce industry's first wired, rear-view trailer camera

OEM Program Update

OEM Program	Expected Launch Timing	Estimated Take Rate	Estimated Peak Annual Revenue
Program 1	Launched (EU)	~40%	$42M+
Program 2	Q2 2023 (NA)	~10%*	$14M**
Program 3	H1 2024 (EU) Q1 2025 (NA)	~45% (EU) ~5-10% (NA)*	$60M $7M**
Program 4	Q1 2025 (NA)	<5%*	$4M**

KLLM TRANSPORT SERVICES

FFE FROZEN FOOD EXPRESS

Grote


FROZEN FOOD EXPRESS

MirrorEye investment starting to generate meaningful performance in 2023 as OEM outlooks continue to improve and retrofit applications continue to expand

Note: Take-rate = customer quoted volumes as a percent of total forecasted class 8 production volumes by customer.
*Based on customer quoted take rates at the time of the award.
**Peak annual revenue based on quoted pricing at the time of the award

7

Backlog
Awarded Business: 2023 - 2027



$'s in USD Millions
$3,370M
($63M)
($173M)
$3,190M
($690)
$1,153M
$3,596M
6% backlog growth from prior year
Backlog as of 12/31/21
Fx
Volume
Adjusted 2021 Backlog
2022 OEM Sales
2022 Additions to Backlog
Backlog as of 12/31/22

- 5-year Backlog growth of 6% from prior year
  - Increased take-rate for first MirrorEye OEM program in Europe from ~16% to ~40% based on current production
  - Increased take-rate for next MirrorEye launch in Europe from ~25% to ~45% based on current customer forecasts
  - Continued ramp-up and expansion of digital driver information system programs in Europe and Brazil
  - Continued ramp-up and expansion of actuation programs globally, including park-by-wire programs on hybrid and fully electric vehicles
  - Expanding connectivity products, including SMART2 tachograph launch in Europe in 2023

Backlog grew by 6% in 2022 driven by increased MirrorEye take-rates, expansion of existing programs and new business awards

Based on December 2022 IHS LVP and Q4 2022 IHS MCVP; Company Data and Management estimates
Based on Management estimates and pricing agreements as of 12/31/22 on awarded programs

8

Long-term Targets

Stoneridge

Long-Term Revenue Target



~9.5% Revenue CAGR 2023 – 2027
$960M -$990M
$1.3B - $1.5B
2023 Revenue Guidance
2027 Revenue Target

- Awarded OEM business and aftermarket opportunities expected to drive ~9.5% CAGR* based on midpoint of targeted $1.3 billion to $1.5 billion revenue in 2027 (~2.7x* market growth)
- Backlog supports target of 90%+ drivetrain agnostic revenue by 2027

Long-Term EBITDA Target



~690 bps improvement 2023 – 2027
$50.9M - $58.4M
5.3% - 5.9%
~$150M - $200M
11.5% - 13.5%
2023 EBITDA Guidance
2027 EBITDA Target

- Contribution margin on incremental revenue expected to be 25% - 30%
- Focused on expanding gross margin through strong execution and ongoing material cost recovery strategies
- Targeting increased engineering capacity and capability through continued transformation of global engineering footprint and more cost-efficient structure
- Focused on leveraging existing cost structure to improve operating margin with growth

Targeting $1.3 to $1.5 billion in revenue and a 11.5% - 13.5% EBITDA margin by 2027

5-Year CAGR of ~9.5% expected to outpace underlying market growth by ~2.7x

*Based on midpoint of 2023 revenue guidance and five-year long-term revenue target

9

2023 Key to Success – Stoneridge Strategy

Stoneridge

Stoneridge Priorities Drive Sustainable Performance…

Program Launches	Execution	Cost Control
Flawless program launches to ensure quality, consistency and financial performance	Strict, process-driven execution to optimize gross margin	Focused structural cost control to optimize capabilities and operating performance

…and Support Long-Term Targets

~9.5% Sales CAGR 2023 – 2027*

11.5% – 13.5% EBITDA Margin by 2027



Control Devices

- Grow core product portfolio aligned with industry trends

Electronics

- Drive advanced technology development
- Execute on program launches
- Expand MirrorEye® opportunities

Stoneridge Brazil

- Grow local OEM business
- Expand cost-efficient engineering capabilities to support the global business

*Based on midpoint of 2023 revenue guidance and five-year long-term revenue target

10

11 Summary 2022 Summary  Consistent revenue growth and EBITDA margin expansion throughout the year despite challenging macroeconomic conditions  Successfully passed through a significant portion of incremental material costs – cost recovery actions expected to continue as material costs and manufacturing costs remain elevated  MirrorEye momentum continues to accelerate – OEM take-rates increasing and retrofit applications expanding  Current production program take-rate ~40%  Launching 1st North American program in Q2 2023  2nd European program launch take-rate increased from 25% to 45% based on updated customer forecasts  Expanding vision and safety platform with Grote Industries partnership to introduce industry’s first wired, rear-view trailer camera Forward Outlook  Targeting $1.3 to $1.5 billion by 2027  Backlog growth of 6% year-over-year continues to support strong medium and long-term growth targets  Targeting 11.5% - 13.5% EBITDA margin by 2027  ~$175 million of EBITDA at midpoint of long-term targets by 2027 Continuing to execute on well-defined long-term strategy focused on sustainable, profitable growth

12 Financial Update

2022 Summary

Stoneridge

2022 Fourth Quarter Results

- Adjusted sales of $225.2 million, an increase of 5.2% over Q3 2022
  - Control Devices sales of $85.9 million, a decrease of 3.9% from Q3 2022
  - Electronics adjusted sales of $134.8 million, an increase of 15.0% over Q3 2022
  - Stoneridge Brazil sales of $13.1 million, a decrease of 5.5% from Q3 2022
- Adjusted operating income of $6.0 million, 2.7% adjusted operating margin, a decrease of 20 bps over Q3 2022
  - Control Devices operating income of $5.5 million, 6.4% adjusted operating margin, a decrease of 200 bps from Q3 2022
  - Electronics operating income of $4.9 million, 3.7% adjusted operating margin, a decrease of 90 bps from Q3 2022
  - Stoneridge Brazil operating income of $0.8 million, 6.0% adjusted operating margin, a decrease of 110 bps from Q3 2022

2022 Adjusted Results and 2023 Guidance

	2022 Reported	2022 Adjusted	2023 Guidance
Sales	$899.9 million	$841.5 million	$960.0 million – $990.0 million (+$133.5m)
Gross Profit Margin	$174.9 million 19.4%	$174.9 million 20.8%	20.5% - 21.25%
Operating Income Margin	$2.9 million 0.3%	$2.7 million 0.3%	1.5% - 2.25% (~+160 bps)
Tax Expense Rate	$3.4 million (31.4%)	$3.3 million (30.8%)	$4.5 million - $5.5 million
EPS	($0.52)	($0.52)	($0.10) – $0.10
EBITDA Margin	$30.1 million 3.3%	$29.8 million 3.5%	$50.9 million - $58.4 million (~+$28.5m) 5.3% - 5.9% (~+210 bps)

13

Q4 2022 Performance Drivers vs. Prior Expectations

Stoneridge



$0.24
($0.07)
($0.14)
$0.10
($0.02)
$0.11
Q4 Adj EPS Guidance (Mid-point)
Production Volume
Manufacturing and Material Costs
Net Operating Expenses
FX
Q4 Adjusted EPS Ex. Prior Quarter Adjustment*

- Reduced volume vs. prior expectations drove revenue underperformance of approximately $14 million based on prior midpoint guidance
  - China (COVID related demand reductions)
  - North American Passenger Car (Customer production reductions)
  - Off-Highway aftermarket (Material constraints)
  - Material availability / production constraints limited ability to reduce short-term backlog as planned
- Continued material cost headwinds and unfavorable manufacturing costs versus prior expectations
- Favorable net operating expenses vs. prior expectations including reduced incentive compensation

Q4 performance primarily impacted by reduced volume and incremental manufacturing and material costs partially offset by reduced operating expenses

*Excluding prior quarter correction related to non-operating gain for the net investment hedge of ~$3.7 million (~$0.10)

14

15 Control Devices Financial Performance Expecting sales growth to outperform weighted average end-markets in 2023 Focus on strong execution and offsetting continued material and labor cost inflation Control Devices 2023 Expectations ▸ Expecting program ramp-ups and exposure to high-demand vehicle programs will continue to drive above market revenue growth in 2023 ▸ Continue to drive execution in 2023. Efficiently adjust variable cost structure to align with customer production schedules, as necessary. ▸ Focus on continued supply chain improvements through design changes, sourcing opportunities and continued price negotiations with strategic customers ▸ Continue to invest in and grow current capabilities targeted to electrified platforms and drivetrain architectures 2022 Quarterly Performance 2021* vs 2022 Adjusted Sales Adjusted Operating Income $’s in USD Millions *Excluding divested soot sensor products lines in 2021 results for comparison purposes Control Devices Summary Full-year 2022 sales and adjusted operating income were approximately in-line with 2021* Fourth quarter sales declined by 3.9% compared to Q3 2022 primarily due to reduced OEM production volumes in North America and China Q4 operating income decreased by 200 basis points vs. Q3 primarily due to higher material costs as a result of unfavorable sales mix $346.7 $345.3 2021 2022 $85.0 $85.0 $89.4 $85.9 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $6.8 $4.1 $7.5 $5.5 8.0% 4.8% 8.4% 6.4% 2% 7% 12% 17% 0 2 4 6 8 10 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $23.9 $23.9 6.9% 6.9% 2% 7% 12% 17% 15 17 19 21 23 25 2021 2022

16 Electronics Financial Performance Electronics 2023 Expectations ▸ Strong revenue growth expected to drive continued margin expansion in 2023 ▸ Execute on new program launches and ramp-up of recently launched programs ▸ Focus on price negotiations to offset continued material and labor cost inflation ▸ Focus on efficient use of engineering resources to ensure strong program launches and continued advanced development activities while reducing overall cost structure 2022 Quarterly Performance 2021 vs 2022 Adjusted Sales Adjusted Operating Income $’s in USD Millions Electronics Summary Q4 Adjusted sales growth of 15.0% vs. Q3 2022 Full-year 2022 adjusted sales growth of 23.8% vs. 2021 Q4 adjusted operating income declined by 90 basis points vs. Q3 2022 driven primarily by material and labor cost inflation Full-year adjusted operating margin improved by 430 basis points vs. 2021 primarily due to strong contribution margin from incremental revenue Expecting significant year-over-year growth and continued margin expansion $108.3 $115.1 $117.2 $134.8 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $384.1 $475.4 FY 2021 FY 2022 $(2.7) $(2.5) $5.4 $4.9 -2.5% -2.2% 4.6% 3.7% -8% -3% 2% 7% 12% -4 -2 0 2 4 6 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $(12.2) $5.1 -3.3% 1.1% -5% -3% -1% 1% 3% -15 -10 -5 0 5 10 FY 2021 FY 2022

17 Stoneridge Brazil Financial Performance OEM business continues to expand as engineering footprint aligns with global strategy Stoneridge Brazil 2023 Expectations Revenue and operating margin expected to remain approximately flat in 2023 New business award for infotainment systems to one of the OEM commercial vehicle market leaders in Brazil, expecting to launch in 2024, with a peak annual revenue of ~$4 million (7.6% of 2022 sales) Focus remains on utilizing engineering resources to support global Electronics business 2022 Quarterly Performance 2021 vs 2022 Sales Adjusted Operating Income $’s in USD Millions Stoneridge Brazil Summary Full-year sales decreased by $4.5 million vs. 2021 Full-year adjusted operating income increased by 50 basis points vs. 2021 $12.0 $13.3 $13.8 $13.1 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $56.8 $52.3 2021 2022 $2.6 $2.7 4.6% 5.1% 4% 5% 6% 7% 2.55 2.6 2.65 2.7 2021 2022 $0.5 $0.4 $1.0 $0.8 4.4% 3.0% 7.0% 6.0% 0 0.5 1 1.5 Q1 2022 Q2 2022 Q3 2022 Q4 2022

18 Targeted leverage ratio of less than 2.5x Net Debt / EBITDA Q4 2022 Summary and 2023 Expectations ▸ Net debt decreased by approximately $21.7 million in Q4 ▸ Entered Amendment No. 4 to Credit Facility on February 28, 2023 ▸ Q1 2023 leverage ratio requirement of 4.75x ▸ Q2 2023 leverage ratio requirement of 4.25x ▸ Net debt / trailing-twelve-month EBITDA expected to continue to improve driven by earnings growth and net working capital performance ▸ Targeted leverage ratio <2.5x Net Debt / Adjusted EBITDA* Net Debt and Leverage Ratio $’s in USD Millions Net Debt <2.5x Waiver Period *Calculation for compliance purposes may differ 3.8x $32.3 $54.8 $136.2 $114.5 - 50.0 100.0 150.0 200.0 Q3 2022 Q4 2022 Target Leverage Ratio Cash Net Debt

19 700 750 800 850 900 950 1,000 2022 Adjusted Sales IHS Production Forecast Stoneridge Specific Growth and Price Recoveries 2023 Sales Guidance 2023 Sales Guidance ▸ Midpoint revenue guidance implies ~16% revenue growth vs. weighted average end-market growth of ~1.2% in 2023 (~13x market growth) ▸ New program launches and ramp-up of recently launched programs will continue to drive above-market top line growth • MirrorEye OEM programs including ramp-up of first OEM program at higher annualized take-rates and launch of second program in Q2 2022 (~$40 million total revenue in 2023 vs. ~$25 million in 2022) • Expecting strong growth in MirrorEye retrofit and bus market ($20+ million total revenue in 2023 vs. ~$9 million in 2022) • Annualization of digital instrument cluster programs launched in 2022 and increased customer production of new truck models • Actuation programs on electrified platforms with increasing production expectations • SMART2 tachograph launching in mid-2023 – aftermarket and OEM applications Expecting revenue growth of ~16% and market outperformance of ~13x driven primarily by key new program launches in 2023 and continued ramp-up of recently launched programs $842m $10m $960m-$990m $108m - $138m Stoneridge specific growth expected to drive ~12x to ~14x underlying market growth

20 2023 Adjusted EPS Guidance 2023 Adjusted EPS guidance of approximately break-even based on strong contribution margins on revenue growth and operating improvement partially offset by incremental labor costs and interest ($0.10) - $0.10 ▸ Expecting contribution margin aligned with historical averages (25% - 30%) ▸ Operating improvement driven by improved production visibility as supply chains stabilize and leverage on fixed costs ▸ Expecting significant incremental expense related to labor driven by inflationary wage adjustments above historical averages and normalization of incentive compensation expenses in 2023 relative to prior year ▸ Expecting incremental interest expense of ~$5.5 million vs. 2022 driven by increased interest rates and incremental average debt balances vs. 2022 ▸ Expecting slightly positive impact of foreign currency despite continued headwinds on Peso exposure ▸ Midpoint adjusted EPS guidance growth of $0.52 vs. 2022

21 2023 Outlook ▸ Control Devices – Stable sales in 2023 as incremental revenue from program ramp-ups were offset by supply chain volatility and material availability impacting production ▸ Electronics – Continued strong demand and ramp-up in recently launched programs led to sales growth of 15% in 2023. Strong contribution margin on incremental sales and cost recovery actions led to improved margin. ▸ Stoneridge Brazil – Focus remains on supporting global engineering initiatives and growth in OEM business to support global customers locally 2023 Guidance ▸ Adjusted sales guidance of $960.0 million - $990.0million (midpoint of $975.0 million) • Midpoint revenue suggests ~13x market growth and ~16% growth vs. 2022 ▸ Adjusted gross margin guidance of 20.5% - 21.25% (midpoint of ~20.9%) ▸ Adjusted operating margin guidance of 1.5% - 2.25% (midpoint of ~1.9%) ▸ Adjusted EPS guidance of ($0.10) - $0.10 (Break-even midpoint) ▸ Adjusted EBITDA guidance of $50.9 million - $58.4 million (midpoint of $54.6 million) • Adjusted EBITDA margin guidance of 5.3% - 5.9% (midpoint of 5.6%) Driving shareholder value through strong financial performance and a well-defined long-term strategy Summary

22 Appendix

2023 Full Year Volume Outlook

Stoneridge

Adjusted Sales by End Market (2022)*



Aftermarket / Non-OE / Other, 20%
Light Truck / SUV / CUV, 33%
Total Passenger Car / Light Truck / SUV / CUV 36%
Commerical Vehicle, 44%
Traditional Passenger Car, 3%

2023 Passenger Car End-Market Forecasts

(Units in Millions)	Stoneridge 2022 Sales	Global Vehicle Production 2022	Global Vehicle Production 2023E	2023 B/(W) 2022	Weighted 2023 Sales Impact
North America	32.5%	14.3	15.1	5.4%	1.8%
Asia	3.6%	26.2	26.4	0.9%	0.0%
Total	36.1%	40.5	41.5	2.5%	1.8%

Adjusted Sales Direct to Customer (2022)**



PACCAR, 15.1%
AB Volvo, 11.0%
All Others 41.0%
VW Group, 8.9%
Ford, 7.0%
Navistar, 2.6%
General Motors, 2.9%
Daimler AG, 6.8%
American Axle, 4.9%

2023 Commercial Vehicle End-Market Forecasts***

(Units in Millions)	Stoneridge 2022 Sales	Global Vehicle Production 2022	Global Vehicle Production 2023E	2023 B/(W) 2022	Weighted 2023 Sales Impact
Europe	25.8%	0.5	0.5	-1.9%	-0.5%
North America	16.1%	0.5	0.5	-3.6%	-0.6%
Asia	2.2%	0.7	0.9	22.9%	0.5%
Total	44.1%	1.7	1.9	8.2%	-0.6%

Weighted OEM end-markets expected to increase 1.2% in 2023

*Regional adjusted sales based on manufactured location and estimated end-market exposure
**Adjusted sales direct to customers. Total customer exposure may differ due to sales to suppliers that sell to end customers
***Excluding Stoneridge Brazil

SOURCE: Feb 2023 LVP IHS; Q1 2023 MHCV IHS

23

24 Primary Stoneridge Foreign Currency Sensitivities SRI Currency Exposures 2023 Assumption Rates If 5% Weaker vs. USD Net Annual EBITDA * Transaction Impact Translation Impact Euro 1.00 Mexican Peso 19.47 N/A Chinese Yuan 6.90 Swedish Krona 10.80 Brazilian Real 5.29 *Before impact of hedging programs, approximate USD in millions $1.2 $3.0 $2.1 $0.6 $0.0 $0.4 $0.1 $0.1 $1.0

25 Balance Sheet

26 Consolidated Statement of Operations

27 Consolidated Statement of Cash Flows CONSOLIDATED STATEMENTS OF CASH FLOWS Year ended December 31, (in thousands) 2022 2021 2020 OPERATING ACTIVITIES: Net (loss) income $ (14,056) $ 3,406 $ (7,950) Adjustments to reconcile net income to net cash provided by (used for) operating activities: Depreciation 26,687 27,823 27,309 Amortization, including accretion and write-off of deferred financing costs 8,055 6,648 5,926 Deferred income taxes (5,110) (511) (7,953) Loss (earnings) of equity method investee 823 (3,658) (1,536) (Gain) loss on sale of fixed assets (241) (165) 185 Share-based compensation expense 5,942 5,960 5,888 Excess tax deficiency (benefit) related to share-based compensation expense 543 (563) (46) Gain on sale of Canton Facility, net — (30,718) — Gain on disposal of business and joint venture, net — (2,942) — Property, plant and equipment impairment charge 33 — 2,349 Change in fair value of earn-out contingent consideration — 2,065 (3,196) Changes in operating assets and liabilities: Accounts receivable, net (13,161) (17,019) 4,164 Inventories, net (20,127) (51,270) 4,000 Prepaid expenses and other assets (5,159) (5,116) 1,342 Accounts payable 18,489 16,515 3,642 Accrued expenses and other liabilities 4,088 13,297 (5,483) Net cash provided by (used for) operating activities 6,806 (36,248) 28,641 INVESTING ACTIVITIES: Capital expenditures, including intangibles (31,609) (27,031) (32,462) Proceeds from sale of fixed assets 158 268 127 Proceeds from settlement of net investment hedges 3,820 — — Proceeds from disposal of business, net — 1,837 — Proceeds from disposal of joint venture, net — 20,999 — Proceeds from sale of Canton Facility, net — 35,167 — Investment in venture capital fund, net (950) (3,199) (1,550) Net cash (used for) provided by investing activities (28,581) 28,041 (33,885)

28 Consolidated Statement of Cash Flows (continued) FINANCING ACTIVITIES: Revolving credit facility borrowings 21,562 91,913 71,500 Revolving credit facility payments (18,000) (64,000) (61,500) Proceeds from issuance of debt 38,940 45,753 41,104 Repayments of debt (42,732) (48,125) (37,823) Earn-out consideration cash payment (6,276) — — Common Share repurchase program — — (4,995) Repurchase of Common Shares to satisfy employee tax withholding (791) (2,665) (1,773) Net cash (used for) provided by financing activities (7,297) 22,876 6,513 Effect of exchange rate changes on cash and cash equivalents (1,677) (3,041) 3,247 Net change in cash and cash equivalents (30,749) 11,628 4,516 Cash and cash equivalents at beginning of period 85,547 73,919 69,403 Cash and cash equivalents at end of period $ 54,798 $ 85,547 $ 73,919 Supplemental disclosure of cash flow information: Cash paid for interest $ 7,293 $ 6,055 $ 5,620 Cash paid for income taxes, net $ 6,178 $ 11,267 $ (254) Supplemental disclosure of non-cash activities: Adoption of ASU 2019-12 (Note 2) $ — $ — $ 13,750

Segment Reporting

SEGMENT REPORTING

December 31,		2022		2021		2020
Net Sales:						
Control Devices	$	342,596	$	355,775	$	342,576
Inter-segment sales		2,719		3,502		5,475
Control Devices net sales		345,315		359,276		348,051
Electronics		505,097		357,910		257,767
Inter-segment sales		28,709		26,192		24,027
Electronics net sales		533,806		384,103		281,794
Stoneridge Brazil		52,230		56,777		47,663
Inter-segment sales		32		—		—
Stoneridge Brazil net sales		52,262		56,777		47,663
Eliminations		(31,460)		(29,694)		(29,502)
Total net sales	$	899,923	$	770,462	$	648,006
Operating Income (Loss):						
Control Devices	$	23,917	$	54,933	$	22,072
Electronics		5,128		(12,502)		(3,672)
Stoneridge Brazil		3,150		995		3,766
Unallocated Corporate (A)		(29,260)		(28,015)		(29,830)
Total operating income (loss)	$	2,935	$	15,411	$	(7,664)
Depreciation and Amortization:						
Control Devices	$	13,521	$	15,351	$	15,377
Electronics		13,913		12,487		10,501
Stoneridge Brazil		3,939		3,856		4,766
Unallocated Corporate		2,318		2,134		2,086
Total depreciation and amortization (B)	$	33,691	$	33,828	$	32,730
Interest Expense (Income), net:						
Control Devices	$	93	$	132	$	173
Electronics		1,009		462		320
Stoneridge Brazil		(1,282)		(1,353)		(4)
Unallocated Corporate		7,277		5,948		5,635
Total interest expense, net	$	7,097	$	5,189	$	6,124
Capital Expenditures:						
Control Devices	$	12,620	$	9,154	$	11,760
Electronics		10,479		9,735		11,617
Stoneridge Brazil		3,480		2,918		2,839
Unallocated Corporate(C)		653		1,142		1,444
Total capital expenditures	$	27,232	$	22,949	$	27,660

(A) Unallocated Corporate expenses include, among other items, accounting/finance, human resources, information technology and legal costs as well as share-based compensation.

(B) These amounts represent depreciation and amortization on property, plant and equipment and certain intangible assets.

(C) Assets located at Corporate consist primarily of cash, intercompany receivables, fixed and leased assets for the headquarter building, information technology assets, equity investments and investments in subsidiaries.

29

30 Reconciliations to US GAAP

31 This document contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in the appendix of this document. The provision of these non- GAAP financial measures is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this document and the adjustments that management can reasonably predict. Reconciliations to US GAAP

Reconciliations to US GAAP

Stoneridge

Reconciliation of Adjusted Sales

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Sales	$ 193.8	$ 191.3	$ 181.7	$ 203.7	$ 770.5	$ 221.1	$ 220.9	$ 226.8	$ 231.2	$ 899.9
Less: Pre-Tax Sale of Soot Sensor Product Inventory	(1.0)	-	-	(1.3)	(2.3)	-	-	-	-	-
Less: Sales from Spot Purchase Recoveries	-	-	-	(17.6)	(17.6)	(24.4)	(15.3)	(12.8)	(6.0)	(58.4)
Adjusted Sales	$ 192.8	$ 191.3	$ 181.7	$ 184.7	$ 750.5	$ 196.6	$ 205.7	$ 214.0	$ 225.2	$ 841.5

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Gross Profit	$ 46.1	$ 42.8	$ 36.0	$ 41.9	$ 166.9	$ 41.4	$ 38.6	$ 49.4	$ 45.5	$ 174.9
Add: Pre-Tax Restructuring Costs	0.6	0.3	0.6	0.1	1.6	-	-	-	-	-
Less: Pre-Tax Sale of Soot Sensor Product Inventory	(0.1)	-	-	-	(0.1)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	-	0.0	0.0	0.0	0.0	-	-	-	-	-
Adjusted Gross Profit	$ 46.7	$ 43.1	$ 36.6	$ 42.0	$ 168.4	$ 41.4	$ 38.6	$ 49.4	$ 45.5	$ 174.9

Reconciliation of Adjusted Operating Income (Loss)

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Operating Income (Loss)	$ 2.1	$ 26.7	$ (8.9)	$ (4.4)	$ 15.4	$ (3.0)	$ (5.9)	$ 5.9	$ 6.0	$ 2.9
Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	1.1	0.2	0.6	2.1	-	-	-	-	-
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	(1.1)	(1.1)	-	-	-	-	-
Less: Pre-Tax Gain from Disposal of MSIL Joint Venture	-	-	-	(1.8)	(1.8)	-	-	-	-	-
Add: Pre-Tax Restructuring Costs	1.6	0.3	0.7	0.1	2.7	-	-	-	-	-
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)	-	-	(30.7)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.2	0.1	1.1	0.0	1.4	-	-	0.3	-	0.3
Add: Pre-Tax Brazilian Indirect Tax Credits, Net	-	0.6	-	-	0.6	-	(0.6)	-	-	(0.6)
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)	-	-	(0.4)	(1.1)	-	-	-	-	-
Add: Pre-Tax Sale of Soot Sensor Product Inventory	(0.1)	-	-	0.1	(0.0)	-	-	-	-	-
Add: Pre-Tax Environmental Remediation Costs	0.4	-	-	-	0.4	-	-	-	-	-
Adjusted Operating Income (Loss)	$ 3.6	$ (1.9)	$ (6.9)	$ (7.0)	$ (12.2)	$ (3.0)	$ (6.5)	$ 6.1	$ 6.0	$ 2.7

32

Reconciliations to US GAAP

Stoneridge

Reconciliation of Adjusted EBITDA

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Income (Loss) Before Tax	$ 0.5	$ 25.6	$ (9.8)	$ (3.9)	$ 12.4	$ (6.2)	$ (6.9)	$ 1.7	$ 0.7	$ (10.7)
Interest expense, net	1.8	1.9	1.4	0.1	5.2	1.8	1.2	1.8	2.2	7.1
Depreciation and amortization	8.4	8.5	8.2	8.7	33.9	8.7	8.5	8.3	8.2	33.7
EBITDA	**$ 10.8**	**$ 36.0**	**$ (0.2)**	**$ 5.0**	**$ 51.5**	**$ 4.3**	**$ 2.8**	**$ 11.8**	**$ 11.1**	**$ 30.1**
Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	1.1	0.2	0.6	2.1	-	-	-	-	-
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	(1.1)	(1.1)	-	-	-	-	-
Less: Pre-Tax Gain from Disposal of MSIL Joint Venture	-	-	-	(1.8)	(1.8)	-	-	-	-	-
Add: Pre-Tax Restructuring Costs	1.4	0.3	0.7	0.1	2.5	-	-	-	-	-
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)	-	-	(30.7)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.2	0.1	1.1	0.0	1.4	0.0	-	0.3	-	0.3
Add: Pre-Tax Brazilian Indirect Tax Credits, Net		0.6	-	-	0.6	-	(0.6)	-	-	(0.6)
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)	-	-	(0.4)	(1.1)	-	-	-	-	-
Less: Pre-Tax Sale of Soot Sensor Product Inventory	(0.1)	-	-	0.1	(0.0)	-	-	-	-	-
Add: Pre-Tax Environmental Remediation Costs	0.4	-	-	-	0.4	-	-	-	-	-
Adjusted EBITDA	**$ 12.1**	**$ 7.4**	**$ 1.8**	**$ 2.4**	**$ 23.7**	**$ 4.3**	**$ 2.3**	**$ 12.1**	**$ 11.1**	**$ 29.8**

33

Reconciliations to US GAAP

Stoneridge

Reconciliation of Control Devices Adjusted Sales

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Control Devices Sales	$ 101.6	$ 86.7	$ 88.0	$ 82.9	$ 359.3	$ 85.0	$ 85.0	$ 89.4	$ 85.9	$ 345.3
Less: Pre-Tax Sale of Soot Sensor Product Inventory	(1.0)	-		(1.3)	(2.3)	-	-	-	-	-
Control Devices Adjusted Sales	$ 100.6	$ 86.7	$ 88.0	$ 81.6	$ 357.0	$ 85.0	$ 85.0	$ 89.4	$ 85.9	$ 345.3

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Control Devices Operating Income	$ 10.2	$ 37.1	$ 2.9	$ 4.8	$ 54.9	$ 6.8	$ 4.1	$ 7.5	$ 5.5	$ 23.9
Add: Pre-Tax Restructuring Costs	1.4	0.3	0.6	0.1	2.3	-	-	-	-	-
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)	-	-	(30.7)	-	-	-	-	-
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)	-	-	(0.4)	(1.1)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.2	-	-	-	0.2	-	-	-	-	-
Less: Pre-Tax Sale of Soot Sensor Product Inventory	(0.1)	-	-	0.1	(0.0)	-	-	-	-	-
Add: Pre-Tax Environmental Remediation Costs	0.4	-	-	-	0.4	-	-	-	-	-
Control Devices Adjusted Operating Income	$ 11.3	$ 6.6	$ 3.5	$ 4.5	$ 26.0	$ 6.8	$ 4.1	$ 7.5	$ 5.5	$ 23.9

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Control Devices Sales	$ 100.6	$ 86.7	$ 88.0	$ 81.6	$ 357.0	$ 85.0	$ 85.0	$ 89.4	$ 85.9	$ 345.3
Less: Sales from Disposed Soot Sensor Business	(3.0)	(2.3)	(3.2)	(1.8)	(10.3)	-	-	-	-	-
Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business	$ 97.6	$ 84.4	$ 84.8	$ 79.9	$ 346.7	$ 85.0	$ 85.0	$ 89.4	$ 85.9	$ 345.3

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Control Devices Adjusted Operating Income	$ 11.3	$ 6.6	$ 3.5	$ 4.5	$ 26.0	$ 6.8	$ 4.1	$ 7.5	$ 5.5	$ 23.9
Less: Pre-Tax Operating Gain from Disposed Soot Sensor Business	(0.4)	(0.7)	(0.5)	(0.5)	(2.1)	-	-	-	-	-
Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business	$ 10.9	$ 6.0	$ 3.0	$ 4.0	$ 23.9	$ 6.8	$ 4.1	$ 7.5	$ 5.5	$ 23.9

34

Reconciliations to US GAAP

Stoneridge

Reconciliation of Electronics Adjusted Sales

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Electronics Sales	$ 88.7	$ 97.3	$ 83.9	$ 114.1	$ 384.1	$ 132.7	$ 130.4	$ 130.0	$ 140.7	$ 533.8
Less: Sales from Spot Purchase Recoveries	-	-	-	(17.6)	(17.6)	(24.4)	(15.3)	(12.8)	(6.0)	(58.4)
Electronics Adjusted Sales	$ 88.7	$ 97.3	$ 83.9	$ 96.5	$ 366.5	$ 108.3	$ 115.1	$ 117.2	$ 134.8	$ 475.4

Reconciliation of Electronics Adjusted Operating Income (Loss)

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Electronics Operating Income (Loss)	$ (0.9)	$ (1.8)	$ (5.1)	$ (4.7)	$ (12.5)	$ (2.7)	$ (2.5)	$ 5.4	$ 4.9	$ 5.1
Add: Pre-Tax Restructuring Costs	0.2	0.0	0.1	-	0.3	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	-	(0.0)	(0.0)	-	(0.0)	-	-	-	-	-
Electronics Adjusted Operating Income (Loss)	$ (0.7)	$ (1.8)	$ (5.0)	$ (4.7)	$ (12.2)	$ (2.7)	$ (2.5)	$ 5.4	$ 4.9	$ 5.1

Reconciliation of Stoneridge Brazil Adjusted Operating Income

(USD in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
Stoneridge Brazil Operating Income (Loss)	$ (0.0)	$ (0.7)	$ 0.9	$ 0.9	$ 1.0	$ 0.5	$ 1.0	$ 0.9	$ 0.8	$ 3.1
Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	1.1	0.2	0.6	2.1	-	-	-	-	-
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	(1.1)	(1.1)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	-	0.1	-	-	0.1	-	-	0.1	-	0.1
Add: Pre-Tax Brazilian Indirect Tax Credits, Net		0.6	-	-	0.6	-	(0.6)	-	-	(0.6)
Stoneridge Brazil Adjusted Operating Income	$ 0.0	$ 1.1	$ 1.1	$ 0.3	$ 2.6	$ 0.5	$ 0.4	$ 1.0	$ 0.8	$ 2.7

35

Reconciliations to US GAAP

Stoneridge

Reconciliation of Adjusted Sales Excluding Disposed Soot Sensor Business

(USD in millions)	2021	2022
Adjusted Sales	$ 750.5	$ 841.5
Less: Pre-Tax Sales from Disposed Soot Sensor Business	(10.3)	-
Adjusted Sales Excluding Disposed Soot Sensor Business	$ 740.2	$ 841.5

Reconciliation of Gross Profit Excluding Disposed Soot Sensor Business

(USD in millions)	2021	2022
Adjusted Gross Profit	$ 168.4	$ 174.9
Less: Pre-Tax Gain from Disposed Soot Sensor Business	(1.4)	-
Adjusted Gross Profit Excluding Disposed Soot Sensor Business	$ 167.1	$ 174.9

Reconciliation of Adjusted Operating Income (Loss) Excluding Disposed Soot Sensor Business

(USD in millions)	2021	2022
Adjusted Operating Income (Loss)	$ (12.2)	$ 2.7
Less: Pre-Tax Gain from Disposed Soot Sensor Business	(2.1)	-
Adjusted Operating Income (Loss) Excluding Disposed Soot Sensor Business	$ (14.3)	$ 2.7

Reconciliation of Adjusted EBITDA Excluding Disposed Soot Sensor Business

(USD in millions)	2021	2022
Adjusted EBITDA	$ 23.7	$ 29.8
Less: Pre-Tax Operating Income from Disposed Soot Sensor Business	(2.1)	-
Adjusted EBITDA Excluding Disposed Soot Sensor Business	$ 21.6	$ 29.8

Reconciliation of Adjusted EPS Excluding Disposed Soot Sensor Business

(USD in millions)	2021	2022
Adjusted EPS	$ (0.59)	$ (0.52)
Less: EPS attributable to Disposed Soot Sensor Business	$ (0.06)	$ -
Adjusted EPS Excluding Disposed Soot Sensor Business	$ (0.64)	$ (0.52)

36

37 Reconciliations to US GAAP (USD in millions) 2022 2022 EPS Net Loss (14.1)$ (0.52)$ Add: After-Tax Write-off of Deferred Financing Fees 0.4 0.01 Add: After-Tax Brazilian Indirect Tax Credit (0.6) (0.02) Add: After-Tax Business Realignment Costs 0.2 0.01 Adjusted Net Loss (14.1)$ (0.52)$ Reconciliation of 2022 Adjusted EPS

38 Reconciliations to US GAAP (USD in millions) 2022 Tax Rate Loss Before Tax (10.7)$ Add: Pre-Tax Write-off of Deferred Financing Fees 0.4 Add: Pre-Tax Brazilian Indirect Tax Credit (0.8) Add: Pre-Tax Business Realignment Costs 0.3 Adjusted Loss Before Tax (10.8)$ Income Tax Expense 3.4 -31.4% Add: Tax Impact from Pre-Tax Adjustments (0.1) Adjusted Income Tax Expense 3.3$ -30.8% Reconciliation of 2022 Adjusted Tax Rate

39 Reconciliations to US GAAP Reconciliation of Adjusted EBITDA Excluding Prior Quarter Correction (USD in millions) Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Adjusted EBITDA 4.3$ 2.3$ 12.1$ 11.1$ 29.8$ Add: Reclassified non-operating net gain related to net investment hedge - (3.7) - 3.7 - Adjusted EBITDA Ex. Prior Quarter Correction 4.3$ (1.4)$ 12.1$ 14.8$ 29.8$ Reconciliation of Adjusted EPS Excluding Prior Quarter Correction Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Adjusted EPS (0.27)$ (0.29)$ 0.03$ 0.01$ (0.52)$ Add: Reclassified non-operating net gain related to net Investment hedge - (0.10) - 0.10 - Adjusted EPS Ex. Prior Quarter Correction (0.27)$ (0.39)$ 0.03$ 0.11$ (0.52)$